SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
      Date of Report (date of earliest event reported): February 17, 1998



                         GLOBAL SPILL MANAGEMENT, INC.
               (Exact name of registrant as specified in charter)


     Nevada                     0-20317                       88-0270266
(State or other         (Commission File Number)            (IRS Employer
jurisdiction of                                          Identification No.)
incorporation)


       2300 Computer Avenue (Bldg. G-25), Willow Grove, Pennsylvania 19090
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (610) 495-8413

ITEM 2. AQUISITION OR DISPOSITION OF ASSETS

On February 17, 1998, Global Spill Management, Inc. (the Registrant) entered into an agreement with Litchfield Continental, Ltd. (Seller) to acquire not less than eighty (80%) percent of the issued and outstanding shares of capital stock of Biofarm S.A. (Biofarm), a Romanian pharmaceutical company located in Bucharest, Romania. Biofarm is a manufacturer and distributor of homeopathic pharmaceutical products for human and animal use. The Registrant agreed to issue its Convertible Secured Debenture in the principal amount of $6,434,681, which amount represents eighty (80%) percent of Biofarm's total stockholders' equity at June 30, 1997. Neither the Registrant nor any of its affiliates, directors or officers had any relation whatsoever, material or otherwise, with the Seller. Seller is a British Virgin Island entity with its principal office located in London, England.

The Registrant's Debenture will be non-callable, non-interest bearing and convertible, in increments of ten (10%) percent, into a maximum aggregate of eighty-five (85%) percent of the number of issued and outstanding shares of Common Stock of the Registrant at the time of conversion. Such conversion may not occur until a Special Meeting of the Shareholders of Registrant is called and held after dissemination of the requisite Proxy Statement, at which Special Meeting the Registrant's shareholders will be asked to approve of the acquisition of Biofarm, of the election of Biofarm nominees to control of the Board of Registrant (in conformity with 14f-1), of the change in Registrant's corporate name to "Biofarm, Inc.," and of the increase in Registrant's Common Stock to accommodate potential conversion of the Debenture. (Registrant has no shares of Preferred Stock issued and outstanding.) Seller will be a control person of Registrant, will be required to file a Form 13-D with the Commission, and will be able to dispose publicly of Registrant's shares of Common Stock only pursuant to an effective Registration Statement under the 1933 Act or pursuant to an applicable exemption from such registration requirements.

At June 30, 1997, total assets of Biofarm of $9,678,833 consisted substantially of net property, plant and equipment of $7,727,553 (at cost or valuation of $10,676,492 less accumulated depreciation of $2,948,939). Registrant intends to continue the use of such property, plant and equipment in the same continuing business.

ITEM 5. OTHER EVENTS

The Registrant has previously brought to the attention of the Commission (by letter and by filings under the 1934 Act) the litigation instituted by Registrant against thirteen persons and firms (including former counsel, recipients of Registrant's Common Stock and broker-dealers) who, collectively and individually, participated in a scheme to defraud Registrant and to violate the registration requirements of the 1933 Act.

Such scheme involved the filings of Form S-8 with the Commission in August and September, 1996, and the purported registration under the 1933 Act of an aggregate of 1,135,000 shares of Registrant's Common Stock. Form S-8 was not available for the registration of such 1,135,000 shares because (a) Registrant was not current in its 1934 Act filings when such Form S-8 filings were made (cf letter from the Commission to Registrant dated September 19, 1996), and (b) the recipients of the 1,135,000 shares were not bona fide consultants to the Registrant or of the type of consultant envisioned by Form S-8.

On January 22, 1998, Registrant's complaint was sustained as to four of the five causes of action alleged by Registrant against the several defendants. In a Memorandum and Order entered on January 22, 1998 (96 CV 6246), Judge Platt (USDC, Eastern District of New York), sustained the complaint filed by Registrant as to the causes of action for malpractice, breach of contract, breach of fiduciary duty and unjust enrichment, and dismissed the cause of action for fraud. Registrant has determined not to appeal the denial of the cause of action for fraud because the relief sought by Registrant (return of the 1,135,000 shares and of the proceeds derived from the sale thereof) is encompassed by the four causes of action that have been sustained. (On August 2, 1996, an aggregate of 385,000 shares of Registrant's Common Stock was filed on Form S-8 at the price of $6.00 per share ($2,310,000 in the aggregate); and on September 18, 1996, an aggregate of 750,000 of Registrant's Common Stock was filed on Form S-8 at the price of $2.06 per share ($1,545,000 in the aggregate), or a total of 1,135,000 shares at the registration price of $3,855,000. With the exception of 50,000 of such 1,135,000 shares that were returned to the Registration for cancellation, all of the remaining 1,085,000 were immediately sold publicly by the recipients.)

Among the broker-dealers who executed orders for the sales of such shares were:
Colin, Winthrop; H.J. Meyers; Meyers, Pollock and Robbins; SFI Investments; Baker & Company; and Ernst; and among the clearing brokers for such selling broker-dealers were: Bear, Stearns; Cowen; and Robb, Peck McCooey. Each of such firms has been advised in writing by Registrant of its liability for the sale of unregistered stock (1933 Act) and of liability pursuant to Exchange Act Release #28878 (1934 Act).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

a)   Financial Statements of Business Acquired

     The financial statements at June 30, 1997, and for the two years and six months then ended, and the Coopers & Lybrand Report dated November 18, 1997, annexed as an Exhibit hereto, do not satisfy the requirements of Item 7(a)(1) or (2). Such report does not cover the periods specified in or meet the requirements of Regulation S-X.

     Because it is impracticable to provide the required financial statements for the acquired business (Biofarm) with the filing of this Form 8-K, the Registrant is filing herewith such of the financial statements of Biofarm as are now available and the Coopers & Lybrand Report of Independent Accountants for the two years and six months ended June 30, 1997. The Registrant is advised that a Coopers & Lybrand audit and Report thereon for the six months ended December 31, 1997 (without a qualification as to inventory) is now in process of completion and is scheduled for delivery prior to March 31, 1998. Therefore, the Registrant will file the financial statements for the acquired business (Biofarm) on Form 8-K promptly upon receipt of the Coopers & Lybrand Report for the period ended December 31, 1997 (and in no event, later than sixty (60) days from the date hereof).

     The Debenture issuable by Registrant to Seller and the shares of Biofarm deliverable by Seller to Registrant, will be placed in escrow pursuant to the Agreement. The purpose of such escrow is to (a) permit Coopers & Lybrand to complete its audit and issue its Report for the period ended December 31, 1997, (b) render not only the acquisition itself subject to approval by the Registrant's shareholders, but also the change in control (14f-1) of the Registrant, the change in the name of the Registrant and the increase in the Registrant's Common Stock, and (c) afford the Registrant and its independent auditors (BDO Seidman, LLP) the opportunity not only to review the financial statements of Biofarm and the Coopers & Lybrand Report for the periods ended December 31, 1997, but also to examine the same in relation to Regulation S-X and to afford an opportunity, if necessary, to consult with the Staff of the Commission to discuss the possible resolution of any remaining Regulation S-X issues.

     Prior to the June 27, 1997, privatization of Biofarm, the latter was operated by the State Ownership Fund (SOF) of Romania. The procedures of the SOF did not mandate financial statement audits and reports of the type envisioned by Regulation S-X. Therefore, the Coopers & Lybrand Report for the period ended June 30, 1997, was required to be qualified as to observation of the counting of physical inventory for the periods ended December 31, 1994, 1995 and 1997 and the interim six-month period ended June 30, 1997, since those dates were prior to their appointment as auditors of the Company. Since inventory amounts enter into the determination of Cost of Sales for these periods, the balance sheets and earnings could not be audited. (See the Coopers and Lybrand Report annexed as an Exhibit hereto.)

     In conjunction with the audit being performed for the six-month period ended December 31, 1997, Coopers & Lybrand is also being requested to determine the availability of alternative procedures to satisfy itself as to the June 30, 1997, inventory.

     Assuming an unqualified Report for the six-month period ended December 31, 1997, and further assuming an additional unqualified Report for the six-month period ending June 30, 1998, the Registrant, then in possession of one full year's unqualified audited statements, intends to request that the Staff waive the requirements of Regulation S-X and accept audited financial statements for a period less than that required by Regulation S-X as Biofarm was a state-owned entity which did not operate in a market-based economy until June 27, 1997, and in circumstances in which the Registrant is able to file "audited financial statements that include post-acquisition results of operations of the acquired entity for an appropriate period..."

     The Registrant recognizes that the issues presented above must be resolved prior to the Registrant's filing with the Commission of a Proxy Statement covering the matters to be presented to the Registrant's shareholders for approval (as stated above).

     Inasmuch as the shareholders of Seller will have voting, Board and management control of the Registrant once the acquisition is approved by the shareholders of the Registrant, for financial accounting purposes the acquisition of Biofarm by the Registrant will be accounted for as a reverse purchase in accordance with generally accepted accounting principles. Accordingly, the statement of financial condition and statements of operations and cash flows will reflect the historical balance sheet and activities of Biofarm for all of the required reporting periods as well as the balance sheet of the Registrant from the acquisition date. (As previously reported, the Registrant has been a non-operating entity since June 30, 1996.)

(b)  Pro Forma Financial Information

     Any pro forma financial information required pursuant to Article 11 of Regulation S-X will be submitted to the Commission on the Form 8-K to be filed within sixty (60) days of the filing of this Form 8-K, as is permitted by Item 7(a)(4).

(c)  Exhibits

     The Form 8-K to be filed by the Registrant within sixty (60) days of the date hereof, will, in addition to the financial information stated above, also include the definitive, executed copies of each of the following
     Exhibits:

                    Stock Purchase Agreement
                    Escrow Agreement
                    Convertible Secured Non-Negotiable Debenture

     Filed herewith are the (a) Coopers & Lybrand Report dated November 18, 1997, and the financial statements for the two years and six-months ended June 30, 1997, and (b) press release issued by the Registrant, dated February 18, 1997, relating to the transaction between the Registrant and Seller.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GLOBAL SPILL MANAGEMENT, INC.

                                    By: /s/ Allan Esrine
                                        -----------------------------------
                                        Allan Esrine
                                        Acting Principal Financial Officer

Dated: February 4, 1998

                                  BIOFARM S.A.

                             Report to Stockholders

                               December 31, 1995
                               December 31, 1996
                                  June 30,1997

BIOFARM S.A.

Directors' report for the years ended 31 December 1995 and 31 December 1996 and the interim period to 30 June 1997

The directors present their report and the audited financial statements for the years ended 31 December 1995 and 31 December 1996 and the interim period to 30 June 1997.

Principal activities

The principal activities of the company are unchanged from the previous years, and are the manufacture of pharmaceutical drugs for human and veterinary use.

Review of business

The profit and loss account for the years audited is set out on page 3. The level of business and the 30 June interim period financial position show a significant improvement from the previous periods. The directors expect that earnings and turnover growth will continue to be sustained for the foreseeable future with an increasing portion of earnings contributed by export sales.

While a state owned company, BIOFARM SA had been forced to comply with pricing guidelines established by the Romanian Ministry of Health (MOH) with little consideration given to their effects on the company's financial position. During 1995 and 1996 the MOH resisted giving approval for product price increases, a policy which, in the hyper-inflationary economic conditions prevailing during this period, had a particularly negative effect on earnings performance.

The change in government in November 1996 led to a renewed commitment to economic reforms and an accelerated privatisation program with an emphasis on preparing state-owned firms such as BIOFARM for sale to the private sector. These reforms have resulted in greater pricing freedom for the company and closer co-operation with the MOH on establishing profit driven price structures. The result has been a significant increase in earnings as reported in the 30 June 1997 interim period, a trend which is expected to continue.

Changes in fixed assets

The movements in fixed assets during the interim period are set out in note 5 in the financial statements. In view of the hyper-inflation existing in Romania, the value of BIOFARM's buildings have been revalued in accordance with US GAAP and Romanian government ordinances.

Other fixed assets such as machinery and equipment were also revalued by an independent professional and qualified valuer at US$9,789,122. However, machinery and equipment were stated in the financial statements at their depreciated historical cost of US$976,718. If UK GAAP or International Accounting Standards were used to prepare the financial statements the higher value could have been accounted for in the balance sheet which would have resulted in total assets of US$18,491,237.

The directors have made arrangements to insure the company's assets at their higher values which, in the opinion of the directors, is more prudent as it reflects a more true value of the covered assets.

Intangible assets

In the opinion of the directors BIOFARM owns several valuable patents and trademarks. These have not been accounted for in the financial statements.

Land

Although BIOFARM does not own title to the deeds of the land used by the company, Shapiro Bancorp LLC does have the option and pre-emptive right to purchase the land in use on behalf of BIOFARM from the State Ownership Fund at a negotiated price. Once purchased, additional shares will be issued to Shapiro Bancorp or its assignees with the total number of shares issued determined by the price paid.

In accordance with the share purchase agreement signed by Shapiro Bancorp and the State Ownership Fund on 27 June 1997, a price paid of US$2 million would result in an ownership of approximately 70%; a price paid of US$4 million would result in approximately a 78% ownership.

A qualified valuation company belonging to the National Association of Romanian Evaluators has valued the land at US$5,666,834. The directors are confident that the State Ownership Fund will accept a substantially lower price given that BIOFARM has exclusive rights to use the land making it the only logical buyer.

Substantial shareholdings

The directors have been advised that Shapiro Bancorp has sold its beneficial interest in 4,597,752 issued ordinary shares representing 51% ownership to Litchfield Continental Limited in October 1997. Shapiro Bancorp will hold Litchfield's shares in trust until further notice.

Auditors

A resolution to re-appoint Coopers & Lybrand, will be proposed at the annual general meeting.

By order of the board

Keith D. Beekmeyer                                             Dr David C. Costa

18 November 1997

                                  BIOFARM S.A.

            Financial Statements for the year ended 31 December 1995
                      for the year ended 31 December 1996
                    and six month period ended 30 June 1997

[Coopers & Lybrand Letterhead]

To the Board of Directors and Stockholders of BIOFARM S.A.
99 Logofat Tautu St.
Bucharest 3, Romania

                       Report of Independent Accountants

We have audited the balance sheets of BIOFARM S.A. as of December 31, 1995, December 31, 1996 and June 30, 1997, and the related statements of earnings, stockholders' equity and cash flows for the two years and the six month period ended on those dates, as set out on pages 2 to 13. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

Except as discussed in the following paragraph, we conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

We did not observe the counting of physical inventory as of December 31, 1994, December 31, 1995, December 31, 1996 and June 30, 1997, since those dates were prior to our appointment as auditors of the Company. Therefore we are not able to certify the existence of the inventories of the Company at those dates.

Inventory amounts as of December 31, 1994, December 31, 1995, December 31, 1996 and June 30, 1997 enter into the determination of Cost of Sales for the year ended December 31, 1995, December 31, 1996 and the period ended June 30, 1997. Because of the matter discussed in the preceding paragraph we are not able to express and we do not express an opinion on the amounts within Cost of Sales and hence the earnings for the year ended December 31, 1995, December 31, 1996 and the period ended June 30, 1997.

In our opinion, with the possible exception of inventory amounts in the balance sheet and in determining cost of sales, the financial statements referred to above present fairly, in all material respects, the financial position of BIOFARM S.A. at December 31, 1995, December 31, 1996 and June 30, 1997, and the results of its operations and cash flows for the two years and the six month period ended on those dates, in conformity with United States generally accepted accounting principles.

/s/ Coopers & Lybrand
-------------------------------
Coopers & Lybrand
Bucharest
18 November 1997

                           BIOFARM S.A. Balance Sheet
                              (all figures in USD)
--------------------------------------------------------------------------------

                                                        Note    30 June 1997     31 Dec. 1996     31 Dec. 1995
                                                        ----     ----------       ----------       ----------

Assets

Cash and cash equivalent                                 2           29,532           89,108           67,100

Receivables, net                                         3          409,408          331,617          391,330
Inventories, net                                         4        1,396,904        1,387,502        1,913,069
Other current assets                                                115,436          147,752          305,408
                                                                 ----------       ----------       ----------
Total current assets                                              1,951,280        1,955,979        2,676,907

Property plant and equipment, at cost or
valuation
Buildings                                                5        6,644,539        1,686,496        1,686,496

Machinery and equipment                                           3,925,657        3,874,631        3,849,188
Construction in progress                                            106,296           79,049           57,050
Less accumulated depreciation                                    (2,948,939)      (3,835,130)      (3,620,516)
                                                                 ----------       ----------       ----------
                                                                  7,727,553        1,805,046        1,972,218
                                                                 ----------       ----------       ----------
Total assets                                                      9,678,833        3,761,025        4,649,125
                                                                 ==========       ==========       ==========
Liabilities
Short term borrowings                                    6           82,825           92,709          317,088
Accounts payable                                         7        1,427,459        1,686,785        1,401,895
Other liabilities                                                    39,474           25,168           55,045
Taxes except tax on profit                                           47,008           73,085           75,263
Tax on profit                                                        38,716                0                0
Dividends payable                                                         0           65,641          108,041
                                                                 ----------       ----------       ----------
Total current liabilities                                         1,635,482        1,943,388        1,957,332
Long term debts                                                           0                0                0
                                                                 ----------       ----------       ----------
Total liabilities                                                 1,635,482        1,943,388        1,957,332
                                                                 ----------       ----------       ----------
Stockholders'Equity

Common stock                                             8        5,375,790        5,375,790        5,375,790
Earnings reinvested in the business                              (3,323,463)      (3,558,153)      (2,683,997)
Revaluation reserve                                               5,991,024                0                0
                                                                 ----------       ----------       ----------
Total stockholder's equity                                        8,043,351        1,817,637        2,691,793
                                                                 ----------       ----------       ----------
Total liabilities and stockholders' equity                        9,678,833        3,761,025        4,649,125
                                                                 ==========       ==========       ==========

The accompanying notes form an integral part of these financial statements and should be read in conjunction therewith.

The financial statements on pages 2 to 13 were approved by the board of directors on 18 November 1997 and were signed on its behalf by:

                       BIOFARM S.A. Statement of Earnings
                              (all figures In USD)
--------------------------------------------------------------------------------


                                               Period ended      Year ended      Year ended
                                               30 June 1997     31 Dec. 1996    31 Dec. 1995
                                               ------------     ------------    ------------
Operating revenues                               2,922,121        6,008,157        7,227,953
Cost of sales
Materials                                         (931,653)      (3,327,364)      (3,765,568)
Labour                                            (570,571)      (1,305,207)      (1,483,538)
Depreciation                                      (146,790)        (279,379)        (214,614)
Others                                             (23,345)        (112,685)        (350,496)
                                                ----------       ----------       ----------
                                                (1,672,359)      (5,024,635)      (5,814,216)
Gross profit                                     1,249,762          983,522        1,413,737
Marketing, administration and
research costs
Administration expense                             (52,580)      (1,003,330)      (1,217,737)
Marketing expense                                  (14,893)         (42,558)         (18,848)
Transport expense                                  (46,564)         (86,056)         (29,988)
Research costs                                         (64)          (2,699)            (905)
                                                ----------       ----------       ----------
                                                  (588,101)      (1,134,643)      (1,267,478)
Operating income/(loss)                            661,661         (151,121)         146,259
Interest and other debt expense, net               (20,025)         (97,733)        (108,630)
Loss from net monetary position                   (239,512)        (347,591)        (216,849)
Exceptional income                                  12,056           16,616           63,768
Exceptional expense                               (100,685)        (294,327)        (143,609)
                                                ----------       ----------       ----------
Earnings/(loss) before Income                      313,495         (874,156)        (259,061)
taxes
Provision for income taxes                         (78,805)               0                0
                                                ----------       ----------       ----------
Net earnings/(loss)                               (234,690)        (874,156)        (259,061)
                                                ==========       ==========       ==========
Dividends                                             --               --             59,558
                                                ----------       ----------       ----------

The accompanying notes form an integral part of these financial statements and should be read in conjunction therewith.

                      BIOFARM S.A. Statement of Cash Flows
                              (all figures in USD)
--------------------------------------------------------------------------------

                                                 Period ended     Year ended     Year ended
                                                 30 June 1997    31 Dec. 1996   31 Dec. 1995
                                                 ------------    ------------   ------------

Cash provided by (used in) operating activities

Net earnings/(loss)                                   234,690        (874,156)      (259,061)

Adjustments
Depreciation                                          146,790         279,379        214,614
Loss from net monetary position                       239,512         347,591        216,849

Changes in operating working capital
Receivables                                           (77,791)         59,713        160,366
Inventory                                              (9,402)        525,567       (386,433)
Other current assets                                   32,316         157,582       (185,166)
Accounts payables                                    (259,326)        284,890        682,482
Other current liabilities                              26,945         (32,055)      (114,007)
                                                     --------        --------       --------
Net cash provided by operating activities             333,734         748,511        329,644

Cash used in investing activities
Capital expenditure                                   (78,273)       (112,133)      (298,102)

Cash used in financing activities
Net (repayment)/increase of short term borrowings      (9,884)       (224,379)        91,730
Dividends paid                                        (65,641)        (42,400)             0
Effect of exchange rate changes                      (239,512)       (347,591)      (216,849)
                                                     --------        --------       --------
                                                      (59,576)         22,008        (93,577)

Cash and cash equivalents (note 2)
(Decrease)/increase                                   (59,576)         22,008        (93,577)
Balance at beginning of year                           89,108          67,100        160,677
Balance at end of year                                 29,532          89,108         67,100

    The accompanying notes form an integral part of these financial statements and should be read in conjunction therewith.


--------------------------------------------------------------------------------

                 BIOFARM S.A. Statement of Stockholders' Equity
                              (all figures In USD)
--------------------------------------------------------------------------------

                                                           Earnings                              Total
                                           Common     reinvested in      Revaluation     stockholder's
                                            stock      the business          reserve            equity
                                        ---------     --------------     -----------     -------------
Balance, January 1, 1995                5,375,790        (2,365,378)              --         3,010,412

Net earnings                                               (259,061)                          (259,061)
Cash dividends declared                                     (59,558)                           (59,558)
Balance, January 1, 1996                5,375,790        (2,683,997)              --         2,691,793

Net earnings                                               (874,156)                          (874,156)
Cash dividends declared                                          --                                 --
Balance, December 31, 1996              5,375,790        (3,558,153)              --         1,817,637

Net earnings                                                234,690                            234,690
Cash dividends declared                                          --                                 --
Revaluation of buildings                                                   5,991,024         5,991,024
Balance, June 30, 1997                  5,375,790        (3,323,463)       5,991,024         8,043,351


--------------------------------------------------------------------------------

BIOFARM S.A.
Notes to the Financial Statements (all figures in USD)

1. Summary of Significant Accounting Policies:

The Financial Statements have been prepared in accordance with United States generally accepted accounting principles. A summary of the most important accounting policies is set out below.

Basis of preparation:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of operating revenues and expenses during the reporting periods. Actual results could differ from those estimates.

The financial statements are prepared in accordance with the historical cost convention modified by the revaluation of certain fixed assets. The underlying accounting records maintained in conformity with Romanian accounting legislation have been restated to reflect significant differences between Romanian legislation and United States generally accepted accounting principles.

Currency translation:

The Company operates in a hyper-inflationary economy. In accordance with FAS 52, the financial statements have been remeasured into the functional currency, namely USD. Monetary assets and liabilities are translated into USD at a current exchange rate. Non monetary assets and liabilities are translated into USD at appropriate historical rates of exchange. Reserves and expenses are translated at their date of recognition; in practice using an average monthly exchange rate. The gain or loss from the net monetary position is accounted for in the statement of earnings.

Cash and cash equivalents:

Cash equivalents include demand deposits with banks and all highly liquid investments with original maturity of three months or less.

Inventories:

Inventories are stated at lower of cost or market. The weighted average method is used to cost substantially all domestic inventories, except for finished goods which are valued using the first-in, first out ("FIFO") method. Where necessary provision is made for obsolete, slow moving and defective stocks.

BIOFARM S.A.
Notes to the Financial Statements (all figures in USD)

Trade receivables:

Trade receivables are stated at their estimated realisable value, after provision for doubtful accounts.

Fixed assets cost and depreciation:

All BIOFARM fixed assets were revalued in accordance with Romanian Government ordinance no. 500 from June 1994 (a specific ordinance with the object of restating fixed assets to counter the effect of hyper-inflation existing in Romania). As a result fixed assets have been restated in terms of their historical cost in US dollar terms as of their date of purchase (for fixed assets acquired after June 1994) or their US dollar equivalent of revalued cost in accordance with Government Ordinance 500 (for those fixed assets acquired before June 1994).

Additionally, a full valuation of the company's buildings has been made by an independent professional qualified valuer. The basis and results are explained in note 5.

Depreciation is recorded by the straight-line method using the following economic useful lives:

                                        Useful life (years)

Buildings                                    30-40
Special constructions                        20-40
Equipment                                     8-10
Motor vehicles                                   5

Research costs:

Any research and development costs are charged to expenses as incurred.

Taxation:

Income tax is recorded in accordance with the liability falling due, as calculated in accordance with Romanian legislation. Deferred tax liabilities are recorded if appropriate using the balance sheet liability method. Deferred tax assets are not accounted for on the ground of prudence and uncertainty of future tax legislation.

Intangible assets:

Intangible assets such as brands, patents and trademarks have not been valued.

BIOFARM S.A.
Notes to the Financial Statements (all figures in USD)

2. Cash and cash equivalents

Cash and cash equivalents consist of the following:

Description                               30 June 1997      31 Dec. 1996       31 Dec. 1995
Cheques                                         13,226            28,594              7,556
Cash in bank, in ROL account                     4,042            39,175              1,588
Cash in bank, in currency accounts                 684            18,646             45,333
Cash in hand                                     8,652             2,039             11,163
Other cash equivalents                           2,928               654              1,460
TOTAL                                           29,532            89,108             67,100

3. Trade receivables

Trade receivables are presented net of provisions:

Description                                30 June 1997      31 Dec. 1996      31 Dec. 1995
Domestic customers                              233,936           161,902           146,862
Foreign customers                                61,305            52,895            90,542
Advances to suppliers                           122,978           124,013           174,145
Less provisions for doubtful debts               (8,811)           (7,193)          (20,219)
TOTAL                                           409,408           331,617           391,330

Foreign customers are represented by Romanian trading companies which export BIOFARM's products. Their debt to BIOFARM is stated in hard currency.

BIOFARM S.A.
Notes to the Financial Statements (all figures in USD)

4. Inventories

Inventories can be presented as follows:

Description                                         30 June 1997          31 Dec. 1996         31 Dec. 1995
Raw material                                             555,505               582,115              874,619
Packagings                                               239,973               331,280              518,055
Finished goods                                           454,393               287,481              378,366
WIP                                                       50,248                76,039               96,210
Other stocks                                             112,008               145,159               86,452
Less provisions for stock
Raw materials                                             (5,488)              (14,582)              (8,301)
Packagings                                                (6,622)              (11,280)             (12,660)
Finished goods                                            (3,113)               (8,710)             (19,672)
TOTAL                                                  1,396,904             1,387,502            1,913,069

Provision for stock is based on ageing analysis of items held in warehouses.

5. Buildings

For the purpose of the financial statements at 30 June 1997, buildings were valued at depreciated replacement cost. These valuations were performed by SC Inter-Ex Consulting S.R.L., a qualified valuation company, belonging to the National Association of Romanian Evaluators. In the opinion of the directors, this valuation provides a more accurate value for buildings due to the economic situation in Romania, including the existence of hyper-inflation.

The revaluation of buildings has been included in the financial statements at 30 June 1997. This is permitted by AICPA Accounting Principles Board Opinion no. 6, as the Company operates under the conditions of serious inflation and currency devaluation.

The restated historical cost and revaluation of buildings is disclosed below (gross book value):


                                        30 June 1997
Restated historical cost                   1,686,496
Accumulated depreciation                  (1,032,981)
Revaluation write up                       5,991,024
Valuation                                  6,644,539

BIOFARM S.A.
Notes to the Financial Statements (all figures in USD)

6. Short term borrowings

Description                        30 June 1997        31 Dec. 1996          31 Dec. 1995
Short term loans                         38,396                   0               147,401
Overdraft                                44,429              92,709               169,687
TOTAL                                    82,825              92,709               317,088

During 1995 BIOFARM S.A. arranged a short term loan in ROL accruing at an interest rate of 41% p.a. and secured against equipment. The loan was used for payment of debts to RADET.

Based on an agreement concluded between the State Ownership Fund and BIOFARM S.A. in March 1995, BIOFARM S.A. received from the former the amount of ROL thousand 295,000 (equivalent to 161,200 USD at the granting date). The funds were used to modernise one of its production lines. As the State Ownership Fund was one of the principle shareholders in BIOFARM S.A., the loan was granted free of interest and collateral. BIOFARM S.A. only had the obligation to make loan repayments from dividends for years 1995, 1996 and 1997.

For the year ended 31 December 1995, BIOFARM S.A. returned ROL thousand 10,000. The year end balance was ROL thousand 285,000 (equivalent to 110,551 USD using the year end exchange rate of 2,578 ROL/USD).

As of 31 December 1996 this debt was considered by the SOF to be fully reimbursed and the debt was transferred to reserves.

Between January 1996 and June 1997 BIOFARM S.A. concluded with its bank numerous credit agreements for ROL short term loans and overdraft facilities of varying amounts. Overdraft facilities have been arranged to finance BIOFARM's working capital requirements, whilst short term loans were arranged to finance BIOFARM's debt to RADET. As collateral BIOFARM S.A. has pledged its fixed assets.

The interest rate applied by the bank, for the year ended 31 December 1996 ranged between 48-50% p.a. The interest rate charged by the bank for the six month period ended 30 June 1997 ranged between 50-100% p.a.

BIOFARM S.A.
Notes to the Financial Statements (all figures in USD)

7. Accounts payable

Accounts payable as at 31 December 1996 and 30 June 1997 are split between domestic and foreign suppliers as follows


                                    30 June 1997         31 Dec. 1996       31 Dec. 1995
Domestic suppliers                       568,395              499,092            744,310
Foreign suppliers                        165,140              412,080            114,940
RADET (domestic)                         693,924              775,613            542,645
TOTAL                                  1,427,459            1,686,785          1,401,895

RADET is the supplier to BIOFARM S.A. of steam and hot water. RADET invoice the services to BIOFARM S.A. on a monthly basis. The commercial contract with the supplier states precise penalties which are to be charged for any delays in payment. The contract in force as at 30 June 1997, concluded between RADET and BIOFARM as at 28 February 1997 states penalties of 0.2% for any day of delay in payment. BIOFARM signed the contract with reserve due to difficulties in measurement of real consumption, The previous contract valid until February 1997, stipulated penalties of 0.15% per day of delay in payment.

BIOFARM is in litigation with RADET for outstanding debts, RADET cut the supply on a number of occasions, but BIOFARM S.A. was supported by the City Council, which administrates RADET, in its demands to re-establish the supply and to obtain a rescheduling of debts, on the basis that it produces medicines. It is unlikely that the City Council will get involved again, giving the fact that BIOFARM S.A. is now privately owned.

As at 31 December 1995, the total balance of RADET of USD 542,645 comprises USD 110,150 representing penalties invoiced by RADET to BIOFARM S.A. for delay in payments of services supplied up to the date mentioned above.

As at 31 December 1996, the total balance of RADET of USD 775,613 comprises USD 308,613 representing penalties invoiced by RADET to BIOFARM S.A. for delay in payments of services supplied up to the date mentioned above.

As at 30 June 1997 the total balance of RADET of USD 693,924 comprises
USD 276,371 representing penalties invoiced by RADET to BIOFARM S.A. for delay in payments of services supplied up to the date mentioned above.

BIOFARM S.A.

Notes to the Financial Statements (all figures in USD)

8. Common stock

Common stock as at 30 June 1997 consisted of 9,015,200 shares having a nominal value of USD 0.596/share. As at 31 December 1995 and 31 December 1996 common stock consisted of 360,608 shares with a nominal value of USD 14.907/share.

Both at 31 December 1996 and 30 June 1997 the shareholders of BIOFARM S.A. were the State Ownership Fund (SOF) with 40% and Individual shareholders with 60%.

On 27 June 1997 the State Ownership Fund entered into a sale purchase contract with Shapiro Bancorp LLC, Carson City, Nevada, USA for the sale of the SOF's 40% holding to Shapiro Bancorp LLC. Ownership was transferred to the buyer after payment on 20 August 1997.

During October 1997, Shapiro Bancorp LLC sold 4,597,752 shares to Litchfield Continental Limited representing 51% of total shares outstanding.

9. Dividends

For the year ended 31 December 1995 net dividends amounting to USD 59,558 were proposed. For the year ended December 31, 1996 no dividends were proposed, due to statutory loss obtained by BIOFARM S.A. The Company obtained a statutory profit for the six month period ended June 30, 1997 but by the present no dividends were proposed or distributed related with this period,

BIOFARM S.A.

Notes to the Financial Statements (all figures in USD)

10. Capital commitments

Under the terms of contract number 975, dated 27 June 1997, between the State Ownership Fund and Shapiro Bancorp LLC, the latter are required to follow an investment programme between 1997 and 2001.

Required capital expenditure is as follows:

Year                             Currency          Capital expenditure required
1997                                USD                                 665,000
1998                                USD                               1,610,000
1999                                USD                              14,091,000
2000                                USD                              10,695,000
2001                                USD                               7,970,000
TOTAL                               USD                              3,5031,000
Investments for
   environment protection           USD                               1,300,000
GRAND TOTAL                         USD                              36,331,000

Non compliance with this investment programme will result in a penalty of 30% of any required expenditure not made, calculated annually on a cumulative basis, payable to the State Ownership Fund.

The agreement allows BIOFARM S.A. and the SOF to modify the investment programme by mutual consent.

11. Land

BIOFARM S.A. does not have ownership deeds for the land. When the ownership deeds for land will be available, Shapiro Bancorp LLC has the option to purchase the land from the State Ownership Fund at a price established through negotiation.

Under the terms of the contract between the State Ownership Fund and Shapiro Bancorp LLC, the latter has the pre-emptive right to buy the shares issued in connection with the sale of the land. The number of shares issued will result from the price paid for the land divided by the price per share.

BIOFARM S.A. requested a valuation for the land. These valuations were performed by SC Inter-Ex Consulting S.R.L., a qualified valuation company, belonging to the National Association of Romanian Evaluators. The value of the land obtained as at 30 June 1997 was USD 5,666,834.